Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-133890, Form S-8 No. 33-99214, 333-32039, 333-83193, 333-85320, 333-109186, 333-63076, 333-112139, 333-126157, 333-131097, 333-136491, 333-138978 pertaining to the amended and restated 1995 Stock Option Plan, Employee Stock Purchase Plan and International Employee Stock Purchase Plan, 1995 Non-Employee Directors Stock Option Plan, Special Stock Option Plan, SanDisk Corporation 2005 Incentive Plan, SanDisk Corporation 2005 Employee Stock Purchase Plan, SanDisk Corporation 2005 International Employee Stock Purchase Plan, Rhombus, Inc. 1998 Long Term Equity Incentive Plan, Matrix Semiconductor, Inc. 1999 Stock Plan, Matrix Semiconductor, Inc. 2005 Stock Incentive Plan, msystems Ltd. 2003 Stock Option and Restricted Stock Incentive Plan and the msystems Ltd. Section 102 Stock Option/Stock Purchase and Stock Option Plans) of SanDisk Corporation, of our reports dated February 22, 2007, with respect to the consolidated financial statements of SanDisk Corporation, SanDisk Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SanDisk Corporation, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
/s/ Ernst & Young LLP
San Jose, California
February 22, 2007